UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

Post Holdings, Inc.

(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (314) 644-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by that certain Transaction Agreement and Plan of Merger, dated as of October 26, 2021 (the “Original Transaction Agreement” and, as amended, restated, supplemented or otherwise modified from time to time, including by that certain Amendment No. 1 to the Transaction Agreement and Plan of Merger, dated as of February 28, 2022, the “Transaction Agreement”), by and among Post Holdings, Inc. (“Post”), BellRing Intermediate Holdings, Inc. (formerly known as BellRing Brands, Inc.) (“Old BellRing”), BellRing Brands, Inc. (formerly known as BellRing Distribution, LLC) (“New BellRing”), and BellRing Merger Sub Corporation (“Merger Sub”).

Pursuant to the Transaction Agreement, on the terms and subject to the conditions set forth therein, (i) on March 9, 2022, Post contributed (such contribution, the “Separation”) its share of Class B common stock of Old BellRing, all of its nonvoting membership units of BellRing Brands, LLC (“BellRing LLC”) and $550.4 million in cash to New BellRing in exchange for limited liability company interests of BellRing Distribution, LLC and the right to receive $840.0 million in aggregate principal amount of New BellRing’s 7.00% senior notes due 2030 (the “New BellRing Notes”); (ii) on March 10, 2022 (the “Closing Date”), BellRing Distribution, LLC converted into a Delaware corporation and changed its name to “BellRing Brands, Inc.”; (iii) following the Separation and such conversion, Post distributed an aggregate of 78,076,841 shares of common stock of New BellRing (“New BellRing common stock”) after market close at 4:01 p.m. Eastern Time on the Closing Date on a pro rata basis to Post shareholders (the “Distribution”); and (iv) following the Distribution on the Closing Date, Merger Sub merged with and into Old BellRing (the “Merger”), with Old BellRing continuing as the surviving corporation and becoming a wholly-owned subsidiary of New BellRing.

On the Closing Date, Post completed the Distribution of an aggregate of 78,076,841 shares of New BellRing common stock to Post’s shareholders. Based on the shares of Post common stock outstanding as of 5:00 p.m. Central Time on February 25, 2022 (the “Distribution Record Date”), Post shareholders received 1.267788 shares of New BellRing common stock in the Distribution for each share of Post common stock held as of the Distribution Record Date. No fractional shares of New BellRing were issued in the Distribution, and instead, Post shareholders will receive cash in lieu of any fractional shares of New BellRing common stock. The Distribution was structured in a manner intended to qualify as a tax-free distribution to Post shareholders for U.S. federal income tax purposes, except to the extent of any cash received in lieu of fractional shares of New BellRing common stock.

Upon completion of the Distribution, on the terms and subject to the conditions set forth in the Transaction Agreement, at the effective time of the Merger on the Closing Date, each share of Class A common stock of Old BellRing outstanding prior to the Merger was converted into the right to receive one share of New BellRing common stock and $2.97 in cash.

As a result of certain contributions made in connection with the transaction, Post received incremental value in an amount that, based on the percentage of the outstanding BellRing LLC nonvoting membership units owned by Post prior to the Distribution, was $289.5 million.

Following the Distribution and the Merger, Post owns approximately 14.2% of the New BellRing common stock, and Post shareholders own approximately 57.3% of the New BellRing common stock. The former Old BellRing stockholders own approximately 28.5% of the New BellRing common stock immediately following the Merger, maintaining their effective ownership interests in the Old BellRing business as of immediately prior to the Distribution and the Merger. In addition, as a result of the completion of the transactions under the Transaction Agreement, including the contribution by Post of the sole outstanding share of Old BellRing Class B common stock (which represented 67% of the total voting power of the outstanding Old BellRing common stock), the dual class voting structure in the BellRing business has been eliminated.

The foregoing summary of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the original Transaction Agreement, a copy of which was filed as Exhibit 2.1 to Post’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2021, and the Amendment No. 1 to the Transaction Agreement and Plan of Merger, a copy of which was filed as Exhibit 2.1 to Post’s Current Report on Form 8-K filed with the SEC on February 28, 2022.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in the Explanatory Note is incorporated by reference into this Item 1.01.

Tax Matters Agreement

In connection with and upon completion of the transactions described in the Explanatory Note, Post entered into a tax matters agreement (the “Tax Matters Agreement”), by and among Post, New BellRing and Old BellRing. The Tax Matters Agreement (i) governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of the failure of the transactions under the Transaction Agreement to qualify for their intended tax treatment, (ii) addresses U.S. federal, state, local and non-U.S. tax matters and (iii) sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

In general, the Tax Matters Agreement governs the rights and obligations of Post, on the one hand, and New BellRing, on the other hand, after the Distribution with respect to taxes for both pre-Distribution and post-Distribution periods. Under the Tax Matters Agreement, Post will generally be responsible for pre-Distribution taxes relating to both its retained business and certain pre-Distribution taxes of New BellRing. New BellRing will generally be responsible for post-Distribution taxes attributable to the Active Business (as defined in the Tax Matters Agreement). In addition, in certain circumstances and subject to certain conditions, each party will be responsible for taxes imposed on Post that arise from the failure of the Distribution, the Merger and certain related transactions to qualify as tax-free transactions to the extent such failure to qualify is attributable to certain actions taken by such party (or, in certain circumstances, is attributable to actions taken by other persons).

Pursuant to the Tax Matters Agreement, New BellRing is expected to indemnify Post for (i) all taxes for which New BellRing is responsible, as described above, and (ii) all taxes incurred by reason of certain actions or events, or by reason of any breach by New BellRing or any of its subsidiaries of any of its respective representations, warranties or covenants under the Tax Matters Agreement that, in each case, affect the intended tax-free treatment of the transactions. On the other hand, Post is expected to indemnify New BellRing for the (i) taxes for which Post is responsible, as described above, and (ii) taxes attributable to a failure of the transactions to qualify as tax-free, to the extent incurred by any action or failure to take any action within the control of Post.

The Tax Matters Agreement prohibits Post, Old BellRing and New BellRing from taking actions (or refraining from taking actions) that could reasonably be expected to cause the transactions under the Transaction Agreement to fail to qualify for their intended tax treatment.

The Tax Matters Agreement will be binding on and inure to the benefit of any permitted assignees and any successor to any of the parties of the Tax Matters Agreement. The Tax Matters Agreement may be amended only by a written instrument signed by each of the parties, and any right may be waived only in a written instrument signed by the party against whom the waiver is to be effective. No failure or delay by any party to the Tax Matters Agreement to exercise a right operates as a waiver thereof.

The description of the Tax Matters Agreement provided herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is filed as Exhibit 10.1, and is incorporated by reference herein.

Financing-Related Agreements

Incremental Term Loan. In connection with the transactions described in the Explanatory Note, on March 8, 2022, Post entered into a Joinder Agreement No. 1 (the “Joinder Agreement”) by and among Post, as borrower, certain of Post’s subsidiaries, as guarantors, the institutions constituting the Funding Incremental Term Loan Lenders (as described below), Barclays Bank PLC, as administrative agent and JPMorgan Chase Bank, N.A., as sub-agent to the administrative agent. The Joinder Agreement provided for an incremental term loan (the “Incremental Term Loan”) of $840.0 million under Post’s Second Amended and Restated Credit Agreement, dated as of March 18, 2020 (as previously amended and as amended by the Joinder Agreement, the “Credit Agreement”). The Funding Incremental Term Loan Lenders were Barclays Bank PLC, Citicorp North America, Inc., Goldman Sachs Lending Partners LLC, J.P. Morgan Securities LLC and Morgan Stanley Bank, N.A.

Pursuant to the Joinder Agreement, Post borrowed $840.0 million as the Incremental Term Loan on March 8, 2022. Interest on the Incremental Term Loan accrued at the Adjusted Term SOFR Rate (as defined in the Credit Agreement) plus a margin of 1.50% per annum. The maturity date for the Incremental Term Loan was May 6, 2022. The Joinder Agreement permitted Post to repay the Incremental Term Loan, in whole or in part, in cash or, in lieu of cash, to exchange its obligations under the Incremental Term Loan to the Funding Incremental Term Loan Lenders for the New BellRing Notes.

On the Closing Date, as provided under the Joinder Agreement and pursuant to the Exchange Agreement (as defined below), Post delivered $840.0 million in aggregate principal amount of the New BellRing Notes to the Funding Incremental Term Loan Lenders in full satisfaction of the Incremental Term Loan.

The foregoing summary of the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Joinder Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Exchange Agreement. In connection with the transactions described in the Explanatory Note, on the Closing Date, Post and the Funding Incremental Term Loan Lenders entered into an exchange agreement (the “Exchange Agreement”) pursuant to which Post repaid the Incremental Term Loan and all accrued and unpaid interest and expenses owed thereunder through a combination of (i) with respect to the principal amount owed under the Incremental Term Loan, the assignment and transfer by Post of all of the New BellRing Notes to the Funding Incremental Term Loan Lenders and (ii) with respect to accrued and unpaid interest and expenses owed under the Incremental Term Loan, cash on hand. As provided in the Exchange Agreement, upon completion of the transfer of the New BellRing Notes to the Funding Incremental Term Loan Lenders and payment of interest, the Incremental Term Loan was deemed satisfied and paid in full.

The foregoing summary of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Representations and warranties contained in the Joinder Agreement or the Exchange Agreement were made only for purposes of such agreement and as of the date specified therein; were solely for the benefit of the parties to such agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of Post and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in public disclosures by Post.

Certain of the Funding Incremental Term Loan Lenders under the Joinder Agreement and the Exchange Agreement, or their affiliates, have provided, and may in the future provide, investment banking, commercial banking, broker dealer, financial advisory or other services for Post, its subsidiaries and/or its affiliates, from time to time, for which they have received, or may in the future receive, customary compensation and fees and reimbursement of expenses.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the transactions described in the Explanatory Note, on March 10, 2022, BellRing LLC repaid in full all indebtedness and other obligations outstanding under, and thereby terminated, the Credit Agreement, dated as of October 21, 2019, and subsequently amended, by and among BellRing LLC, certain lenders, Credit Suisse Loan Funding LLC, BofA Securities, Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, BMO Capital Markets Corp., Coöperatieve Rabobank U.A., New York Branch, Nomura Securities International, Inc., Truist Securities, Inc. (successor to SunTrust Robinson Humphrey, Inc.), UBS Securities LLC and Wells Fargo Securities, LLC, as co-managers, and Credit Suisse AG, Cayman Islands Branch, as administrative agent for the lenders.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K under the heading “Financing-Related Agreements” is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with, and contingent upon, the Distribution, the board of directors of Post (the “Board”) approved adjustments to the terms of outstanding equity-based awards, including awards previously granted to directors and named executive officers of Post, in respect of Post common stock (the “Post Equity Awards”) to preserve the intrinsic value of the Post Equity Awards and approved adjustments to participants’ accounts under the non-qualified deferred compensation plans maintained by Post with respect to notional investments in Post common stock, including accounts of directors and named executive officers (the “Post NQDC Accounts”). The adjustments to the Post Equity Awards and the Post NQDC Accounts will be based on the volume weighted average price of Post common stock (on the “regular way with due bills”) during the five trading day period prior to and including the Closing Date and the volume weighted average price of Post common stock during the five trading day period immediately following the Closing Date.

In addition to the adjustments disclosed above, contingent upon the Distribution, the Board also approved the conversion of certain performance-based restricted stock units granted in 2019 to named executive officers of Post pursuant to the Post Holdings, Inc. 2019 Long-Term Incentive Plan that were outstanding as of immediately prior to the Distribution (the “2019 PRSUs”) into a number of time-based restricted stock units based on achievement of Post’s total shareholder return ranking compared to such rankings of peer companies over a specified performance period ending on the Closing Date. The vesting of the converted 2019 PRSUs shall be subject to the requirement to remain employed through October 15, 2022, and will otherwise remain subject to the terms and restrictions of the applicable award agreements.

Item 8.01.	Other Events.

On the Closing Date, Post and New BellRing issued a joint press release announcing the consummation of the transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Tax Matters Agreement, dated as of March 10, 2022, by and among Post Holdings, Inc., BellRing Brands, Inc. and BellRing Intermediate Holdings, Inc.*

10.2	Joinder Agreement No. 1, dated as of March 8, 2022, by and among Post Holdings, Inc., the Guarantors (as defined therein) party thereto, the Funding Incremental Term Loan Lenders (as defined therein), Barclays Bank PLC, as administrative agent and JPMorgan Chase Bank, N.A., as sub-agent to the administrative agent

Exhibit No.	Description

10.3	Exchange Agreement, dated as of March 10, 2022, by and among Post Holdings, Inc. and each of the financial institutions party thereto*

99.1	Joint press release dated March 10, 2022

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

* Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Post agrees to furnish supplementally to the SEC a copy of any omitted exhibit or schedule upon request by the SEC.

Cautionary Statement on Forward-Looking Statements

Certain matters discussed in this filing are forward-looking statements. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These forward-looking statements include statements regarding the intended tax treatment of the Distribution to Post shareholders. There are a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the forward-looking statements made herein, including risks relating to unanticipated developments that negatively impact the New BellRing common stock, the ongoing conflict in Ukraine, the rapidly changing situation related to the COVID-19 pandemic and other financial, operational and legal risks and uncertainties described in Post’s filings with the SEC. These forward-looking statements represent Post’s judgment as of the date of this release. Post disclaims, however, any intent or obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2022	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary